EXHIBIT 10.36

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

         THIS FIRST AMENDMENT TO Amended and Restated Loan and Security Agreement (the "Amendment") is made and entered into effective as of the 12th day of August, 1999, by and among BANK OF AMERICA, N.A., formerly NationsBank, N.A., as agent for the financial institutions party to the Loan Agreement (as hereafter defined) from time to time (the "Agent"), the financial institutions party to the Loan Agreement from time to time (the "Lenders"), PERRY ELLIS INTERNATIONAL, INC., a Florida corporation, formerly known as Supreme International Corporation, and PERRY ELLIS INTERNATIONAL LICENSING CORP., a New York corporation formerly known as Perry Ellis International, Inc., as borrowers (the "Borrowers").

                              W I T N E S S E T H :

         WHEREAS, the Agent, the Borrowers and the Lenders are parties to that certain Amended and Restated Loan and Security Agreement, dated as of March 26, 1999 (as amended from time to time, the "Loan Agreement"), pursuant to which the Agent and the Lenders have agreed to extend certain loans and financial accommodations to the Borrowers; and

         WHEREAS, the Borrowers, the Agent and the Lenders desire to amend the Loan Agreement on the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. The Loan Agreement is amended by adding the following new definition of "Grantors" to SECTION 1.1:

                  "GRANTORS" means the Borrowers and Supreme Canada, collectively, and "GRANTOR" means each Borrower and Supreme Canada, individually.

         2. The Loan Agreement is amended by deleting the existing definitions of "Borrowing Base", "Eligible Inventory", "Eligible Receivable", "Fixed Charges", "License Inventory", "Permitted Investments" and "Private Label Inventory" set forth in SECTION 1.1 and substituting the following in lieu thereof:

                  "BORROWING BASE" means at any time THE LESSER OF (a) the Revolving Credit Facility minus the Letter of Credit Reserve and (b) an amount equal to the sum of:

                  (i) 85% (or such lesser percentage as the Agent may in its sole and absolute discretion determine from time to time) of the face value of Eligible Receivables due and owing at such time, PLUS

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                  (ii) 90% (or such lesser percentage as the Agent may in its sole and absolute discretion determine from time to time) of the Eligible Factoring Credit Balances due and owing at such time, PLUS

                  (iii) THE LESSER OF (A) 60% (or such lesser percentage as the Agent may in its sole and absolute discretion determine from time to time) of the lesser of cost (computed on a first-in-first-out basis) and fair market value of Eligible Inventory at such time, and (B) $30,000,000, MINUS

                  (iv) the Letter of Credit Reserve and such other reserves as the Agent may determine from time to time in the exercise of its reasonable credit judgment.

                  "ELIGIBLE INVENTORY" means items of Inventory of the Grantors held for sale in the ordinary course of the business of the Grantors (but not including packaging or shipping materials or maintenance supplies) which are deemed by the Agent in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base. Unless otherwise approved in writing by the Agent, no Inventory shall be deemed to be Eligible Inventory unless it meets all of the following requirements: (a) such Inventory is owned by a Grantor, is subject to the Security Interest, which is a first priority perfected Lien as to such Inventory, and which is subject to no other Lien whatsoever other than a junior Permitted Lien; (b) such Inventory consists of finished goods and does not consist of raw materials, work-in-process, supplies or consigned goods; (c) such Inventory is in good condition and meets all standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters; (d) such Inventory is currently saleable, at prices approximating at least the cost thereof, in the normal course of a Grantor's business; (e) such Inventory is not obsolete or repossessed or used goods taken in trade, or returned goods not suitable for sale as new Inventory; (f) such Inventory is located at a location listed on SCHEDULE 7.1(U), attached hereto; (g) such Inventory is in the possession and control of a Grantor and not any third party and if located in a warehouse or other facility leased by a Grantor, the lessor has delivered to the Agent a waiver and consent in form and substance satisfactory to the Agent; (h) if such Inventory is Private Label Inventory, it comprises less than 35% of Eligible Inventory; and (i) if such Inventory is License Inventory, the Grantors have delivered to the Agent a copy of the applicable license agreement and, either, such license agreement shall permit the use of the applicable trademark by the Agent in connection with the sale of such Inventory by the Agent pursuant to
         Article 13, or the Grantors shall deliver to the Agent an agreement from the licensor (in form reasonably acceptable to the Agent) consenting to such usage of the applicable trademark.

                  "ELIGIBLE RECEIVABLE" means the unpaid portion of a Receivable payable in Dollars (or, in the case of Supreme Canada, Canadian dollars) to a Grantor net of any returns, discounts, claims, credits, charges or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement which is deemed by the Agent in the exercise of its sole and absolute discretion to be eligible for inclusion in the calculation of the Borrowing Base. Unless


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         otherwise approved in writing by the Agent, no Receivable shall be deemed an Eligible Receivable unless it meets all of the following requirements: (a) such Receivable is owned by a Grantor and represents a complete bona fide transaction which requires no further act under any circumstances on the part of any Grantor to make such Receivable payable by the Account Debtor; (b) such Receivable is not unpaid more than 150 days after the date of the original invoice or past due more than 90 days after its due date, which shall not be later than 60 days after the invoice date; (c) such Receivable does not arise out of any transaction with any Subsidiary, Affiliate, creditor, lessor or supplier of a Grantor; (d) such Receivable is not owing by an Account Debtor more than 50% of whose then-existing accounts owing to the Grantors do not meet the requirements set forth in CLAUSE (B) above;
         (e) if the Account Debtor with respect thereto is located outside of the United States of America, Canada or Puerto Rico, the goods which gave rise to such Receivable were shipped after receipt by the applicable Grantor from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution acceptable to the Agent and is in form and substance acceptable to the Agent, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly delivered to the Agent; (f) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any applicable law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Agent, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment; (g) no Grantor is in material breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable; (h) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Agent's sole judgment, have a materially adverse effect on such Account Debtor; (i) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected; (j) such Receivable, to the extent that it, when taken together with all other Receivables owing to the Grantors by such Account Debtor and its Affiliates, causes the total face amount of all then-existing accounts owing to the Grantors by such Account Debtor and its Affiliates to exceed in face amount 20% of the Grantors' total Eligible Receivables; (k) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Agent containing only terms normally offered by the Grantors, and dated the date of shipment;
         (l) such Receivable is a valid, legally enforceable obligation of an Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts exist which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor; (m) such Receivable is not evidenced by chattel paper or an instrument of any kind; (n) such Receivable does not arise from the performance of services, including services under or related to any warranty obligation of a Grantor or out of service charges by a Grantor or other fees for the time value of money; and (o) such Receivable is subject to the Security Interest, which is a first priority perfected Lien as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien, and the goods giving rise to such


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         Receivable were not, at the time of the sale thereof, subject to any
         Lien other than a Permitted Lien.

                  "FIXED CHARGES" means, for any period, (a) Interest Expense, plus (b) payments of principal which were made or due with respect to Indebtedness (other than Revolving Credit Loans), including payments with respect to Capitalized Leases.

                  "LICENSE INVENTORY" means Inventory owned by a Grantor bearing trademarks used pursuant to license agreements between such Grantor and the owners of such trademarks.

                  "PERMITTED INVESTMENTS" means: (a) Investments in: (i) negotiable certificates of deposit, time deposits and banker's acceptances issued by any Lender or any Affiliate of a Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $250,000,000, (ii) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same,
         (iii) sales on credit in the ordinary course of business on terms customary in the industry, and (iv) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business, (b) other Investments, the net aggregate amount of which does not at any time exceed $250,000, (c) the Guaranty of Sunny Industries' obligations permitted under SECTION 12.3,
         (d) other Guarantees in an aggregate amount outstanding at any time not in excess of $1,000,000, provided that prior to the issuance of any such Guaranty the Borrowers shall provide the Agent with written notice describing the proposed Guaranty and, if requested by the Agent, a copy of the proposed Guaranty, and (e) Permitted Acquisitions.

                  "PRIVATE LABEL INVENTORY" means Inventory owned by a Grantor bearing private label trademarks pursuant to agreements between such Grantor and the owners of such private label trademarks.

         3. The Loan Agreement is amended by deleting CLAUSE (E) of the definition of "Permitted Liens" set forth in SECTION 1.1 and substituting the following in lieu thereof:

                  (e) Liens of Hamilton Bank, N.A., Ocean Bank, Bank of Tokyo-Mitsubishi, and other financial institutions, in Inventory acquired by the Borrowers through letters of credit issued by Hamilton Bank, N.A., Ocean Bank, Bank of Tokyo-Mitsubishi, or such other financial institutions, but only if such Lien shall at all times be confined solely to the tangible asset the purchase price of which was financed by the letter of credit and the reimbursement obligations relating to which are secured by such Lien, together with other Liens of Hamilton Bank, N.A. which are junior to the Security Interest pursuant to an intercreditor agreement between the Agent and Hamilton Bank, N.A.;

         4. The Loan Agreement is amended by deleting SECTION 5.2(C) and replacing it with the following:

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                  (c) COMMITMENT FEE. In connection with and as consideration for the Lenders' commitments hereunder, subject to the terms hereof, to lend to the Borrowers under the Revolving Credit Facility, the Borrowers shall pay a fee to the Agent, for the ratable benefit of the Lenders based on their respective Commitment Percentages, from the Effective Date until the Termination Date, in an amount equal to, (i) until such time as the used portion of the Revolving Credit Facility (taking into account all outstanding Revolving Credit Loans and the Letter of Credit Reserve) exceeds $47,000,000, 0.25% per annum of the amount by which $50,000,000 exceeds the used portion of the Revolving Credit Facility, and (ii) at all times thereafter (whether or not the used portion of the Revolving Credit Facility exceeds $47,000,000 at any given time), 0.25% per annum of the average daily unused portion of the Revolving Credit Facility, in each case payable monthly in arrears on the first day of each month and on the date of any permanent reduction in the Revolving Credit Facility.

         5. The Loan Agreement is amended by deleting SECTION 5.5 and replacing it with the following:

                  Section 5.5 TERMINATION OF AGREEMENT. On the Termination Date, the Borrowers shall pay to the Agent, for the account of the Lenders, in same day funds, an amount equal to the aggregate amount of all Loans outstanding on such date, together with accrued interest thereon, all fees payable pursuant to SECTION 5.2 accrued from the date last paid through the effective date of termination, any amounts payable to the Agent or any Lender pursuant to the other provisions of this Agreement, including, without limitation, SECTIONS 13.2, 16.2, 16.3 and 16.12, any and all other Secured Obligations then outstanding, and an amount equal to the Letter of Credit Reserve to be held by the Agent as Cash Collateral security for the payment of and to be applied to the payment of any amounts which may thereafter become due with respect to Letters of Credit, and provide the Agent and the Lenders with an indemnification agreement in form and substance satisfactory to the Agent and the Lenders with respect to returned and dishonored items and such other matters as the Agent and the Lenders shall require. Upon 60 days prior written notice to the Agent, the Borrowers may terminate this Agreement prior to the Termination Date in effect at such time, upon payment of all of the amounts described above and an early termination fee of (a) $500,000 if such termination occurs on or prior to March 26, 2000, and (b) $150,000 if such termination occurs at any time thereafter, PROVIDED that, if this Agreement is terminated and the Secured Obligations are repaid on or prior to March 26, 2000 from the proceeds of a public offering of equity securities, such early termination fee shall be reduced to $150,000.

         6. The Loan Agreement is amended by deleting SECTION 7.1(U) and substituting the following in lieu thereof:

                  (u) STATUS OF INVENTORY. All Inventory included in any Borrowing Base Certificate delivered to the Agent pursuant to SECTION 9.14(C) meets the criteria enumerated in the definition of Eligible Inventory, except as disclosed in such Borrowing Base Certificate or in a subsequent Borrowing Base Certificate or as otherwise specifically disclosed in writing to the Agent. All Inventory is in good condition, meets


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         all standards imposed by any governmental agency or department or division thereof having regulatory authority over such goods, their use or sale, and is currently either usable or saleable in the normal course of the Grantors' business, except to the extent reserved against in the financial statements delivered pursuant to ARTICLE 11 or as disclosed on a Schedule of Inventory delivered to the Agent pursuant to
         SECTION 9.14(B). Set forth on SCHEDULE 7.1(U) is the (i) address (including street, city, county and state) of each facility at which Inventory is located, (ii) the approximate quantity in Dollars (or Canadian dollars where applicable) of the Inventory customarily located at each such facility, and (iii) if the facility is leased or is a third party warehouse or processor location, the name of the landlord or such third party warehouseman or processor. All Inventory is located on the premises set forth on SCHEDULE 7.1(U) or is in transit to one of such locations, except as otherwise disclosed in writing to the Agent. No Grantor has located Inventory at premises other than those set forth on SCHEDULE 7.1(U) at any time during the four month period immediately preceding the Agreement Date.

         7. The Loan Agreement is amended by adding the following new SECTION 8.2(E):

                  (e) Notwithstanding the foregoing provisions of this Section or any other provision of this Agreement, in the event the Agent or the Required Lenders elect to record an assignment of trademarks with respect to trademarks (and applications therefor) of the Grantors registered with any Governmental Authority outside of Canada and the United States of America, the Borrowers shall not be responsible for the costs and expenses associated therewith unless an Event of Default then exists.

         8. The Loan Agreement is amended by deleting SECTION 9.14 and substituting the following in lieu thereof:

                  Section 9.14      INFORMATION AND REPORTS.

                  (a) SCHEDULE OF RECEIVABLES. The Borrowers' Agent shall deliver to the Agent (i) on or before the Effective Date, a Schedule of Receivables as of a date not more than three Business Days prior to the Effective Date setting forth a detailed aged trial balance of all of the Grantors' then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed, and (ii) no later than 15 days after the end of each accounting month of the Grantors, a Schedule of Receivables as of the last Business Day of the Grantors' immediately preceding accounting month setting forth (A) a detailed aged trial balance of all the Grantors' then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed and (B) a reconciliation to the Schedule of Receivables delivered in respect of the next preceding accounting month.

                  (b) SCHEDULE OF INVENTORY. The Borrowers' Agent shall deliver to the Agent (i) on or before the Effective Date and no later than the 15th day of each accounting month of the Grantors thereafter a Schedule of Inventory as of the last Business Day of the immediately preceding accounting month of the Grantors, itemizing and describing the kind, type, quantity and location of finished goods Inventory not in transit and not


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         located at contractor's locations and the cost thereof and specifying which Inventory is License Inventory and which is Private Label Inventory, and (ii) at the Agent's request, within 35 days of the end of each quarter, a Schedule of Inventory as of the last Business Day of the immediately preceding quarter of the Grantors, itemizing and describing the kind, type, quantity and location of all Inventory, including finished goods Inventory, in-transit Inventory, and Inventory located at contractor's facilities, and the cost thereof.

                  (c) BORROWING BASE CERTIFICATE. The Borrowers' Agent shall deliver to the Agent and the Lenders, not later than the 15th day of each accounting month of the Grantors, a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the immediately preceding accounting month.

                  (d) LETTER OF CREDIT/BANKER'S ACCEPTANCES REPORTS. The Borrowers' Agent shall deliver to the Agent no later than 15 days after the end of each accounting month of the Grantors, a report listing all letters of credit and banker's acceptances outstanding under their credit facilities with Hamilton Bank, N.A. and other financial institutions as of the last Business Day of the immediately preceding accounting month of the Grantors, and the face amount, maturity date and beneficiary with respect to such letters of credit and banker's acceptances.

                  (e) FACTORING REPORTS. The Borrowers' Agent shall deliver to the Agent upon the Agent's request copies of all reports of the Factors relating to their factoring arrangement with the Borrowers.

                  (f) NOTICE OF DIMINUTION OF VALUE. The Borrowers' Agent shall give prompt notice to the Agent of any matter or event which has resulted in, or may result in, the actual or potential diminution in excess of $150,000 in the value of any of the Collateral or any other collateral for the Secured Obligations, except for any diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in the financial statements previously delivered to the Lenders pursuant to ARTICLE 11.

                  (g) CERTIFICATION. Each of the schedules delivered to the Agent and/or the Lenders pursuant to this SECTION 9.14 shall be certified by the Financial Officer to be true, correct and complete as of the date indicated thereon.

                  (h) OTHER INFORMATION. The Agent may, in its discretion, from time to time require the Borrowers' Agent to deliver the schedules described in SECTION 9.14(A), (B), (C) and (D) more or less often and on different schedules than specified in such Section, and the Borrowers' Agent will comply with such requests. The Borrowers' Agent shall also furnish to the Agent and each Lender such other information with respect to the Collateral and any other collateral for the Secured Obligations as the Agent and each Lender may from time to time reasonably request, including, without limitation, listings of all outstanding steamship guaranties and letters of credit, specifically identifying those for which the issuer is not the consignee.

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         9. The Loan Agreement is amended by deleting SECTION 10.14.

         10. The Loan Agreement is amended by deleting SECTION 12.14 and substituting the following in lieu thereof:

                  Section 12.14 MINIMUM AVAILABILITY. Permit Availability to be less than $3,000,000 at any time.

         11. The Loan Agreement is amended by deleting the first sentence of
SECTION 14.1(E) and substituting the following in lieu thereof:

                  Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Notes subject to such assignment, the fee described in CLAUSE
                  (VII) of SECTION 14.1(B), and the written consent of the Agent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of EXHIBIT C,
                  (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrowers' Agent, and (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrowers' Agent.

         12. The Loan Agreement is amended by deleting SECTION 16.10(B) and substituting the following in lieu thereof:

                  (b) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders,

                           (i) no amendment, consent or waiver shall affect the
                  amount or extend the time of the obligation of the Lenders to make Loans or extend the originally scheduled time or times of payment of the principal of any Loan or alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any commitment fee payable hereunder or permit any subordination of the principal or interest on such Loan, permit the subordination of the Security Interests in any material Collateral or amend the provisions of ARTICLE 13 or of this SECTION 16.10(B),

                           (ii) no Guarantor or material Collateral shall be
                  released by the Agent other than as specifically permitted in this Agreement,

                           (iii) no amendment shall be made to the definitions
                  of "Commitment", "Commitment Percentage", "Eligible Assignee", "Required Lenders" or "Secured Obligations", or, except to the extent expressly provided herein, the definition of "Borrowing Base" shall not be amended, and,

                           (iv) neither the Agent nor any Lender shall consent
                  to any amendment to or waiver of the amortization, deferral or subordination provisions of any instrument or agreement evidencing or relating to obligations of the Borrowers


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                  that are expressly subordinate to any of the Secured
                  Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

                  PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Required Lenders shall have the right to waive any Default or Event of Default (unless such Default or Event of Default arises out of a provision of this Agreement which can only be amended with the unanimous consent of the Lenders) and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with the Borrowers providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any such Default or Event of Default.

         13. The Loan Agreement is amended by deleting SCHEDULE 7.1(U) attached thereto and replacing it with SCHEDULE 7.1(U) attached to this Amendment.

         14. The Loan Agreement is amended by deleting the performance pricing matrix attached thereto as ANNEX I and replacing it with ANNEX I attached to this Amendment.

         15. The effectiveness of this Amendment shall be conditioned upon the receipt by the Agent of each of the items described on the Schedule of Closing Documents attached hereto as EXHIBIT A, all of which shall be in form and substance satisfactory to the Agent.

         16. The Borrowers hereby restate, ratify, and reaffirm each and every term, condition, representation and warranty heretofore made by them under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment.

         17. As amended hereby, the Loan Agreement shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Agent and the Lenders.

         18. The Borrowers agree to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the fees and out-of-pocket expenses of legal counsel to the Agent.

         19. To induce the Agent and each Lender to enter into this Amendment, the Borrowers hereby (a) represent and warrant that, as of the date hereof, and after giving effect to the terms hereof, there exists no Default or Event of Default, and (b) acknowledge and agree that no right of offset, defense, counterclaim, claim, causes of action or objection in favor of any Borrower against the Agent or any Lender exists arising out of or with respect to any of the Secured Obligations, the Loan Agreement, or any of the other Loan Documents, or with respect to the administration or funding of the Secured Obligations.

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         20. The Borrowers agree to take such further action as the Agent or any
Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Loan Agreement.

         21. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         22. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

         23. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia, other than its laws respecting choice of law.

         IN WITNESS WHEREOF, the Borrowers, the Agent and each Lender have caused this Amendment to be duly executed under seal by their authorized officers in several counterparts, all as of the date first above written.

                                  BORROWERS:

                                  PERRY ELLIS INTERNATIONAL, INC.,
                                  formerly Supreme International Corporation

[CORPORATE SEAL]

                                   By:  ROSEMARY B. TRUDEAU
                                   Name: ROSEMARY B. TRUDEAU
                                   Title:  VP FINANCE


                                   PERRY ELLIS INTERNATIONAL LICENSING CORP., formerly Perry Ellis International, Inc.

[CORPORATE SEAL]

                                   By:  ROSEMARY B. TRUDEAU
                                   Name: ROSEMARY B. TRUDEAU
                                   Title:   VP FINANCE

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

                                   LENDERS:

                                   BANK OF AMERICA, N.A.,
                                   formerly NationsBank, N.A.

                                   By:   STUART A. HALL
                                         Stuart A. Hall
                                         Vice President

                                   HAMILTON BANK, N.A.

                                   By:   VANESSA BRYSON
                                   Name:  VANESSA BRYSON
                                   Title:    VICE PRESIDENT

                                   AGENT:

                                   BANK OF AMERICA, N.A.,
                                   formerly NationsBank, N.A.

                                   By:  STUART A. HALL
                                        Stuart A. Hall
                                        Vice President

                          NOTARY JURAT FOR EXECUTION OF
                                 NOTES AND OTHER
                        WRITTEN OBLIGATIONS TO PAY MONEY
                              BY FLORIDA BORROWERS

         On this the ____ day of August, 1999, before me, the undersigned, a Notary Public in and for the State of __________, County of __________, ________________________ personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the ____________________ of PERRY ELLIS INTERNATIONAL, INC., who executed the foregoing Amendment to Amended and Restated Loan and Security Agreement on behalf of such corporation and acknowledged to me that such corporation executed the foregoing pursuant to its by-laws or a resolution of its board of directors, said execution taking place in the State of __________, County of __________.


__________________________________
       Notary Signature

My Commission Expires:

__________________________________

   [Affix Notarial Seal]

                          NOTARY JURAT FOR EXECUTION OF
                                 NOTES AND OTHER
                        WRITTEN OBLIGATIONS TO PAY MONEY
                              BY FLORIDA BORROWERS

         On this the ____ day of August, 1999, before me, the undersigned, a Notary Public in and for the State of __________, County of __________, ________________________ personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the ____________________ of PERRY ELLIS INTERNATIONAL LICENSING CORP., who executed the foregoing Amendment to Amended and Restated Loan and Security Agreement on behalf of such corporation and acknowledged to me that such corporation executed the foregoing pursuant to its by-laws or a resolution of its board of directors, said execution taking place in the State of __________, County of __________.

__________________________________
       Notary Signature

My Commission Expires:

_________________________________

   [Affix Notarial Seal]

                          AFFIDAVIT REGARDING DELIVERY

         I, ________________________________ hereby certify that I am a
_________________ ___________ of Bank of America, N.A., as Agent for the
Lenders, and that the foregoing was delivered to me as a representative of Bank of America, N.A. , as Agent for the Lenders, in the State of Georgia, County of Fulton.
                                    _______________________________________
                                    Signature of Officer or Agent of Lender

         On this the ____ day of August, 1999, before me, the undersigned, a Notary Public in and for the State of Georgia, County of Fulton, personally known to me or proved to me on the basis of satisfactory evidence to be a _______________ of Bank of America, N.A., a national banking association, as Agent for the Lenders, who executed the foregoing affidavit on behalf of such national banking association and acknowledged to me that such national banking association executed the foregoing pursuant to its by-laws or a resolution of its board of directors, said execution taking place in the State of Georgia, County of Fulton.

__________________________________
       Notary Signature

                                 SCHEDULE 7.1(u)

    [attach updated Schedule 7.1(u) to include Canadian Inventory locations]

                                     ANNEX I

                           PERFORMANCE PRICING MATRIX

----------------------------------------- -------------------------------------- -------------------------------------
CONSOLIDATED FUNDED                       LIBOR APPLICABLE MARGIN                PRIME RATE APPLICABLE MARGIN
INDEBTEDNESS TO
EBITDA RATIO
----------------------------------------- ------------------ ------------------- ------------------ ------------------
                                          REVOLVER           TERM                REVOLVER           TERM
----------------------------------------- ------------------ ------------------- ------------------ ------------------
Less than 3.00                            1.5%               1.75%               0.0%               0.0%
----------------------------------------- ------------------ ------------------- ------------------ ------------------
Less than 3.50 but greater than or
equal to 3.00                             1.75%              2.0%                0.0%               0.0%
----------------------------------------- ------------------ ------------------- ------------------ ------------------
Less than 4.00 but greater than or
equal to 3.50                             2.0%               2.25%               0.0%               0.25%
----------------------------------------- ------------------ ------------------- ------------------ ------------------
Greater than or equal to 4.00             2.25%              2.5%                0.25%              0.5%
----------------------------------------- ------------------ ------------------- ------------------ ------------------

                                    EXHIBIT A

                          Schedule of Closing Documents

1. Revised fee letter between Perry Ellis International, Inc. and Bank of America, N.A.